AMENDMENT NO. 1
TO THE
STATE AUTO FINANCIAL CORPORATION
OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN

The State Auto Financial Corporation Outside Directors Restricted Share Unit Plan (the “Plan”) is hereby amended pursuant to the following provisions:
1    Definitions: For the purposes of the Plan and this amendment, all capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.
2.    Amendment:
(a)    Section 1.1(f) of the Plan is hereby amended in its entirety to read as follows:
(f)    Common Shares. The common shares, without par value, of the Company. The total number of Common Shares reserved and available for issuance in connection with Awards under the Plan shall be 125,000. The total number of Common Shares available is subject to adjustment as provided by the Plan. Any Common Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
3.    Effective Date; Construction: The effective date of this amendment is May 14, 2021, and this amendment shall be deemed to be part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.
The Company’s shareholders have approved this Amendment No. 1 to the Plan and the Company has executed this Amendment No. 1 to the Plan in Columbus, Ohio, effective as of the 14th day of May, 2021.

STATE AUTO FINANCIAL CORPORATION

/s/ Melissa A Centers
Melissa A. Centers
Senior Vice President, Secretary and General Counsel